VOTING AGREEMENT


      THIS VOTING AGREEMENT ("Agreement") is entered into as of November 4, 2002, by and between Macrovision Corporation, a Delaware corporation ("Parent"), Macrovision Europe Ltd., a United Kingdom company and wholly owned subsidiary of Parent (the "Purchaser"), and Samuel Brill ("Stockholder").

                                    RECITALS

      A. Parent, the Purchaser, TTR Technologies, Inc., a Delaware corporation (the "Seller"), and TTR Technologies, Ltd. , an Israeli corporation and a wholly owned subsidiary of the Seller (together with the Seller, the "Seller Corporations") are entering into an Asset Purchase Agreement of even date herewith (the "Purchase Agreement") which provides (subject to the conditions set forth therein) for the sale of the Designated Assets (as defined in the Purchase Agreement) by the Seller Corporations to the Purchaser (the "Asset Sale").

      B. In order to induce Parent and the Purchaser to enter into the Purchase Agreement, Stockholder is entering into this Agreement.

                                    AGREEMENT

      The parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1. CERTAIN DEFINITIONS

            For purposes of this Agreement:

            (a) All capitalized terms used but not otherwise defined in this Voting Agreement have the meanings given to them in the Purchase Agreement.

            (b) "Expiration Date" shall mean the earlier of (i) the date upon which the Purchase Agreement is validly terminated in accordance with Section 8 thereof, or (ii) the Closing Date.

            (c) Stockholder shall be deemed to "Own" or to have acquired "Ownership" of a security if Stockholder: (i) is the record owner of such security; or (ii) is the "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of such security.

            (d) "Seller Common Stock" shall mean the common stock, par value $.[___] per share, of the Seller.

            (e) "Subject Securities" shall mean: (i) all securities of the Seller (including all shares of Seller Common Stock and all options, warrants and other rights to acquire shares of Seller Common Stock) Owned by Stockholder as of the date of this Agreement; and (ii) all additional securities of the Seller (including all additional shares of Seller Common Stock and all additional options, warrants and other rights to acquire shares of Seller Common Stock) of which Stockholder acquires Ownership during the period from the date of this Agreement through the Expiration Date.

            (f) A Person shall be deemed to have a effected a "Transfer" of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security to any Person other than Parent or the Purchaser; (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein to any Person other than Parent or the Purchaser; or (iii) reduces such Person's beneficial ownership of, interest in or risk relating to such security.

SECTION 2. TRANSFER OF SUBJECT SECURITIES AND VOTING RIGHTS

      2.1 Restriction on Transfer of Subject Securities. Subject to Section 2.3, during the period from the date of this Agreement through the Expiration Date, Stockholder shall not, directly or indirectly, cause or permit any Transfer of any of the Subject Securities to be effected.

      2.2 Restriction on Transfer of Voting Rights. During the period from the date of this Agreement through the Expiration Date, Stockholder shall ensure that: (a) none of the Subject Securities is deposited into a voting trust; and
(b) no proxy is granted, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities (other than pursuant to this Agreement).

      2.3 Permitted Transfers. Section 2.1 shall not prohibit a transfer of Seller Common Stock by Stockholder (i) to any member of his immediate family, or to a trust for the benefit of Stockholder or any member of his immediate family,
(ii) upon the death of Stockholder, or (iii) if Stockholder is a partnership or limited liability company, to one or more partners or members of Stockholder or to an affiliated corporation under common control with Stockholder; provided, however, that a transfer referred to in this sentence shall be permitted only if, as a precondition to such transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Parent and the Purchaser, to be bound by the terms of this Agreement.

SECTION 3. VOTING OF SHARES

      3.1 Voting Covenant. Stockholder hereby agrees that, during the period between the date of this Agreement and the Expiration Date, at any meeting of the stockholders of the Seller, however called, and in any written action by consent of stockholders of the Seller, Stockholder shall (unless otherwise directed in writing by Parent or the Purchaser) cause all outstanding shares of the Seller Common Stock Owned by Stockholder as of the record date fixed for such meeting to be voted:

            (a) in favor of the adoption and approval of the Purchase Agreement, in favor of the Asset Sale contemplated thereby, in favor of each of the other Transactions contemplated by the Purchase Agreement and in favor of any action in furtherance of any of the foregoing;

            (b) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Seller Corporations in the Purchase Agreement; and

            (c) against the following actions (other than the Asset Sale and each of the other actions contemplated by the Purchase Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Seller Corporations or the Designated Assets;
(B) any sale, lease or transfer of a material amount of assets of the Seller Corporations; (C) any reorganization, recapitalization, dissolution or liquidation of any of the Seller Corporations; and (D) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Asset Sale or any of the other transactions contemplated by the Purchase Agreement or this Voting Agreement.

Prior to the Expiration Date, Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with any of the provisions of the preceding sentence.

      3.2 Proxy. Contemporaneously with the execution of this Agreement: (i) Stockholder shall deliver to the Purchaser a proxy in the form attached to this Agreement as Exhibit A, which shall be irrevocable to the fullest extent permitted by law with respect to the shares referred to therein (the "Proxy"); and (ii) Stockholder shall cause to be delivered to the Purchaser an additional proxy (in the form attached hereto as Exhibit A) executed on behalf of the record owner of any outstanding shares of Seller Common Stock that are owned beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), but not of record, by Stockholder.

SECTION 4. NON-SOLICITATION

      Stockholder hereby agrees not to directly or indirectly take any action that if taken by the Seller Corporations would violate any provision of Section
4.5 of the Purchase Agreement.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

      Stockholder hereby represents and warrants to Parent and the Purchaser as follows:

      5.1 Authorization, etc. Stockholder has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and the Proxy and to perform his or its obligations hereunder and thereunder. This Agreement and the Proxy have been duly executed and delivered by Stockholder and constitute legal, valid and binding obligations of Stockholder, enforceable against Stockholder in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

      5.2 No Conflicts or Consents.

            (a) The execution and delivery of this Agreement and the Proxy by Stockholder do not, and the performance of this Agreement and the Proxy by Stockholder will not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to Stockholder or by which he or it or any of his or its properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of the Subject Securities pursuant to, any contract to which Stockholder is a party or by which Stockholder or any of his or its affiliates or properties is or may be bound or affected.

            (b) The execution and delivery of this Agreement and the Proxy by Stockholder do not, and the performance of this Agreement and the Proxy by Stockholder will not, require any consent or approval of any Person.

      5.3 Title to Securities. As of the date of this Agreement: (a) Stockholder holds of record (free and clear of any encumbrances or restrictions) the number of outstanding shares of Seller Common Stock set forth under the heading "Shares Held of Record" on the signature page hereof; (b) Stockholder holds (free and clear of any encumbrances or restrictions) the options, warrants and other rights to acquire shares of Seller Common Stock set forth under the heading "Options and Other Rights" on the signature page hereof; (c) Stockholder Owns the additional securities of the Seller set forth under the heading "Additional Securities Beneficially Owned" on the signature page hereof; and (d) Stockholder does not directly or indirectly Own any shares of capital stock or other securities of the Seller, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of the Seller, other than the shares and options, warrants and other rights set forth on the signature page hereof.

      5.4 Accuracy of Representations. The representations and warranties contained in this Agreement are accurate in all respects as of the date of this Agreement, will be accurate in all respects at all times through the Expiration Date and will be accurate in all respects as of the Closing Date as if made on that date.

SECTION 6. ADDITIONAL COVENANTS OF STOCKHOLDER

      6.1 Further Assurances. From time to time and without additional consideration, Stockholder shall (at Stockholder's sole expense) execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall (at Stockholder's sole expense) take such further actions, as Parent or the Purchaser may request for the purpose of carrying out and furthering the intent of this Agreement.

      6.2 Legends. If requested by Parent or the Purchaser, immediately after the execution of this Agreement (and from time to time upon the acquisition by Stockholder of Ownership of any shares of Seller Common Stock prior to the Expiration Date), Stockholder shall cause each certificate evidencing any outstanding shares of Seller Common Stock or other securities of the Seller Owned by Stockholder to be surrendered so that the transfer agent for such securities may affix thereto a legend in the following form:

      THE SECURITY OR SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, EXCHANGED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF A VOTING AGREEMENT DATED AS OF NOVEMBER 4, 2002, AS IT MAY BE AMENDED, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER.

SECTION 7. MISCELLANEOUS

      7.1 Survival of Representations, Warranties and Agreements. All representations, warranties, covenants and agreements made by Stockholder in this Agreement shall survive (i) the Asset Sale, (ii) any termination of the Purchase Agreement, and (iii) the Expiration Date.

      7.2 Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

      7.3 Notices. Any notice or other communication required or permitted to be delivered to either party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party):

            if to Stockholder:

                  at the address set forth on the signature page hereof; and

            if to Parent or the Purchaser:

                  Macrovision Corporation
                  2830 De La Cruz Blvd
                  Santa Clara, CA  95050
                  Attention:  Chief Financial Officer
                  Facsimile: (408) 743-9659
                  Email:  legal@macrovision.com (inserted for convenience only)

      7.4 Severability. If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement. Each provision of this Agreement is separable from every other provision of this Agreement, and each part of each provision of this Agreement is separable from every other part of such provision.

      7.5 Entire Agreement. This Agreement, the Proxy and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon either party unless made in writing and signed by both parties.

      7.6 Assignment; Binding Effect. Except as provided herein, neither this Agreement nor any of the interests or obligations hereunder may be assigned or delegated by Stockholder, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Agreement shall be binding upon Stockholder and his heirs, estate, executors and personal representatives and his or its successors and assigns, and shall inure to the benefit of Parent, the Purchaser and their respective successors and assigns. Without limiting any of the restrictions set forth in Section 2 or elsewhere in this Agreement, this Agreement shall be binding upon any Person to whom any Subject Securities are transferred. Nothing in this Agreement is intended to confer on any Person (other than Parent, the Purchaser and their respective successors and assigns) any rights or remedies of any nature.

      7.7 Indemnification. Stockholder shall hold harmless and indemnify Parent, the Purchaser and their respective affiliates from and against, and shall compensate and reimburse Parent, the Purchaser and their respective affiliates for, any loss, damage, claim, liability, fee (including attorneys' fees), demand, cost or expense (regardless of whether or not such loss, damage, claim, liability, fee, demand, cost or expense relates to a third-party claim) that is directly or indirectly suffered or incurred by Parent, the Purchaser or any of their respective affiliates, or to which Parent, the Purchaser or any of their respective affiliates otherwise becomes subject, and that arises directly or indirectly from, or relates directly or indirectly to, (a) any inaccuracy in or breach of any representation or warranty contained in this Agreement, or (b) any failure on the part of Stockholder to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation or other provision contained in this Agreement or in the Proxy.

      7.8 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the Proxy were not performed in accordance with its specific terms or were otherwise breached. Stockholder agrees that, in the event of any breach or threatened breach by Stockholder of any covenant or obligation contained in this Agreement or in the Proxy, Parent and the Purchaser shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Stockholder further agrees that neither Parent, the Purchaser nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 7.8, and Stockholder irrevocably waives any right he or it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

      7.9 Governing Law; Venue. This Agreement and the Proxy shall be construed in accordance with, and governed in all respects by, the laws of the State of Delaware (without giving effect to principles of conflicts of laws). STOCKHOLDER IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT OR THE PROXY OR THE ENFORCEMENT OF ANY PROVISION OF THIS AGREEMENT OR THE PROXY.

      7.10 Counterparts. This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

      7.11 Captions. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

      7.12 Attorneys' Fees. If any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against Stockholder, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

      7.13 Waiver. No failure on the part of Parent or the Purchaser to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent or the Purchaser in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Neither Parent nor the Purchaser shall be deemed to have waived any claim available to Parent or the Purchaser arising out of this Agreement, or any power, right, privilege or remedy of Parent or the Purchaser under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent or the Purchaser; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

      7.14 Construction.

            (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

            (b) The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

            (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

            (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.


                  [Remainder of page intentionally left blank]

      IN WITNESS WHEREOF, Parent, the Purchaser and Stockholder have caused this Agreement to be executed as of the date first written above.

                                        MACROVISION CORPORATION


                                        By:      /s/ John O. Ryan
                                           -------------------------------------
                                        Name:        John O. Ryan
                                              ----------------------------------
                                        Title:       Executive Officer
                                               ---------------------------------

                                        MACROVISION EUROPE LTD.


                                        By:      /s/ David Simmons
                                           -------------------------------------
                                        Name:        David Simmons
                                              ----------------------------------
                                        Title:       Managing Director
                                               ---------------------------------


                                        STOCKHOLDER


                                                 /s/ Samuel Brill
                                        ----------------------------------------
                                        Name: Samuel Brill

                                        Address:

                                                 212 East Broadway
                                        ----------------------------------------


                                                 New York, New York 10002
                                        ----------------------------------------


                                        Facsimile:        (212) 202-4414
                                                   -----------------------------


Shares Held of Record      Options and Other Rights        Additional Securities Beneficially
---------------------      ------------------------        -----------------------------------
                                                           Owned
                                                           -----
         0                 90,000 vest January 1, 2003                      0
---------------------      ---------------------------     ------------------------------------

                                    EXHIBIT A

                            FORM OF IRREVOCABLE PROXY

      The undersigned stockholder (the "Stockholder") of TTR TECHNOLOGIES, INC., a Delaware corporation (the "Seller"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes MARK BELINSKY, CHRISTOPHER J. WILCOX and MACROVISION CORPORATION, a Delaware corporation ("Parent"), and each of them, the attorneys and proxies of the Stockholder with full power of substitution and resubstitution, to the extent described below in the third paragraph hereof (the "Scope") with respect to (i) the outstanding shares of capital stock of the Seller owned of record by the Stockholder as of the date of this proxy, which shares are specified on the final page of this proxy, and (ii) any and all other shares of capital stock of the Seller which the Stockholder may acquire on or after the date hereof. (The shares of the capital stock of the Seller referred to in clauses "(i)" and "(ii)" of the immediately preceding sentence are collectively referred to as the "Shares.") Upon the execution hereof, all prior proxies given by the Stockholder with respect to any of the Shares are hereby revoked to the extent in consistent with the Scope, and the Stockholder agrees that no subsequent proxies inconsistent with the Scope will be given with respect to any of the Shares.

      This proxy is irrevocable, is coupled with an interest and is granted in connection with the Voting Agreement, dated as of the date hereof, between Parent, Macrovision Europe Ltd., a United Kingdom corporation and a wholly owned subsidiary of Parent (the "Purchaser") and the Stockholder (the "Voting Agreement"), and is granted in consideration of Parent and the Purchaser entering into the Asset Purchase Agreement, dated as of the date hereof, among Parent, the Purchaser, the Seller, and TTR Technologies, Ltd., an Israeli corporation and a wholly owned subsidiary of the Seller (together with the Seller, the "Seller Corporations") (the "Purchase Agreement"). All capitalized terms used but not otherwise defined in this proxy have the meanings given to them in the Purchase Agreement. This proxy will terminate on the Expiration Date (as defined in the Voting Agreement).

      The attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares at any time until the Expiration Date at any meeting of the stockholders of the Seller, however called, and in connection with any written action by consent of stockholders of the Seller:

            (a) in favor of the approval and adoption of the Purchase Agreement, in favor of the Asset Sale contemplated thereby, in favor of each of the other Transactions contemplated by the Purchase Agreement, and in favor of any action in furtherance of any of the foregoing;

            (b) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Seller Corporations in the Purchase Agreement; and

            (c) against the following actions (other than the Asset Sale and each of the other actions contemplated by the Purchase Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving either of the

Seller Corporations or any of the Designated Assets; (B) any sale, lease or transfer of a material amount of assets of the Seller Corporations; (C) any reorganization, recapitalization, dissolution or liquidation of any of the Seller Corporations; and (D) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Asset Sale or any of the other transactions contemplated by the Purchase Agreement or the Voting Agreement.

      The Stockholder may vote the Shares on all other matters not referred to in this proxy, and the attorneys and proxies named above may not exercise this proxy with respect to such other matters.

      This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the Stockholder (including any transferee of any of the Shares).

      If any provision of this proxy or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then
(a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this proxy. Each provision of this proxy is separable from every other provision of this proxy, and each part of each provision of this proxy is separable from every other part of such provision.

Dated:  November 4, 2002
                                                 /s/ Samuel Brill
                                        ----------------------------------------
                                        Name: Samuel Brill

                                        Number of shares of common stock of the
                                        Seller owned of record as of the date of this proxy:

                                        ________________0___________________